                                                   Registration No. 33-
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             --------------------

                               AMP INCORPORATED
            (Exact name of Registrant as Specified in Its Charter)


          PENNSYLVANIA                                23-033-2575
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation of Organization)


          470 FRIENDSHIP ROAD
        HARRISBURG, PENNSYLVANIA                            17111
(Address of Principal Executive Offices)                  (Zip Code)


                             --------------------


                        M/A-COM, INC. STOCK OPTION PLAN
                  AND AGREEMENT WITH THOMAS A. VANDERSLICE
                           (Full Title of the Plan)

                             --------------------

                               DAVID F. HENSCHEL
                               AMP INCORPORATED
                              470 FRIENDSHIP ROAD
                        HARRISBURG, PENNSYLVANIA 17111
                    (Name and Address of Agent for Service)

                            ----------------------

                                (717) 564-0100
         (Telephone Number, Including Area Code, of Agent for Service)


                            ----------------------

                                  Copies to:

 David W. Schoenberg, Esq.                       David T. Brewster, Esq.
     Altheimer & Gray                     Skadden, Arps, Slate, Meagher & Flom
   10 South Wacker Drive                           One Beacon Street
  Chicago, Illinois 60606                       Boston, Massachusetts 02108
      (312) 715-4000                                (617) 573-4800


                                                     CALCULATION OF REGISTRATION FEE
================================================================================================================================

  Title of Securities                  Amount to be       Proposed Maximum         Proposed Maximum            Amount of
   to be Registered                     Registered            Offering            Aggregate Offering      Registration Fee (1)
                                                          Price Per Share(1)          Price(1)
- --------------------------------------------------------------------------------------------------------------------------------
      AMP Incorporated                280,000 Shares          $44.69               $12,513,200.00            $4,314.93
 Common Stock, no par value
================================================================================================================================

(1) Estimated solely for purpose of calculating amount of registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange, Inc. on June 23, 1995 pursuant to Rules 457(c) and 457(h).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by AMP Incorporated ("Company") with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference:

     (1)  The Company's most recent Annual Report on Form 10-K filed pursuant to
          Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which contains audited consolidated financial statements of the Company for the fiscal year ended December 31, 1994;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

     (3) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-B (File No. 1-4235), filed April 10, 1989, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     The Company's common stock is registered under Section 12 of the Exchange Act.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL") and subject to a corporation's by-laws, a corporation may indemnify any person acting as a representative of the corporation against liabilities and expenses incurred in such capacity (except in the case of an action by or in the right of the corporation) provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of actions against any person by or in the right of the corporation, indemnification is available only for expenses incurred; however, such indemnification is not available if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur defending actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's by-laws, vote of shareholders or of disinterested directors. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The PBCL permits expenses (including attorney's fees) incurred in defending any such action to be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by the person seeking indemnification to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. In addition, the statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provisions, and corporations may, among other things, procure insurance for indemnified persons.

     The Company By-laws provide for mandatory indemnification of directors and officers and advancement of indemnified expenses to the extent permitted by the PBCL. The Company By-laws also empower the Board to authorize the Company to enter into indemnification agreements with, among others, its directors and officers and to give other indemnification to the extent not prohibited by applicable law. The Company By-laws also expressly empower the Board to authorize the Company to purchase and maintain insurance or similar protection on behalf of any person who, among others, is or was a director or officer of the Company against any liability asserted against such person arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under applicable law. The Company has entered into agreements with certain of its directors and officers providing for indemnification against certain types of liabilities (including certain liabilities under the Securities Act of 1933, as amended ("Securities Act")), that may be incurred by such directors and officers in the performance of their duties. The Company has also procured insurance protecting the Company under its obligations to indemnify its directors and officers and affording protection to such directors and officers in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

ITEM 8.   EXHIBITS

     Exhibit
     Number                   Description
     -------                  -----------

     4.(a) Shareholder Rights Plan adopted by the Board on October 25, 1989 (incorporated by reference to Exhibit 4 of the Company's Quarterly Report on Form 10-Q for the three month period ended September 30, 1989).

     4.(b) Amendment Rights Agreement between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (incorporated by reference to Exhibit 4-b of the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

     5. Opinion of the General Legal Counsel of the Company, regarding the legality of the shares of common stock.

     15.       Not applicable.

     23.(a)    Consent of Arthur Andersen LLP.

     23.(b) The consent of the General Legal Counsel of the Company is included in his opinion filed as Exhibit 5.

     24. The power of attorney is contained on pages II-5 and II-6 of this Registration Statement.

     28.       Not applicable.

     29.       Not applicable.


ITEM 9.   UNDERTAKINGS

          The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities offered herein, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania on June 28, 1995.


                                    AMP INCORPORATED



                                    By:  /s/ WILLIAM J. HUDSON
                                         -------------------------------------
                                         William J. Hudson
                                         Chief Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James E. Marley and David F. Henschel, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and documents in connection therewith with the Securities and Exchange Commission and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        Name                       Title                         Date
        ----                       -----                         ----

/s/ JAMES E. MARLEY
- --------------------     Chairman of the Board               June 28, 1995
James E. Marley             and a Director


/s/ WILLIAM J. HUDSON
- --------------------      Chief Executive Officer and        June 28, 1995
William J. Hudson          President and a Director
                         (Principal Executive Officer)


/s/ ROBERT RIPP            Vice President and Chief          June 28, 1995
- --------------------          Financial Officer
Robert Ripp              (Principal Financial Officer)


/s/ DAVID C. CORNELIUS
- --------------------             Controller                  June 28, 1995
David C. Cornelius



/s/ DEXTER F. BAKER
- ---------------------            Director                    June 28, 1995
Dexter F. Baker

/s/ RALPH D. DENUNZIO
- ---------------------            Director                    June 28, 1995
Ralph D. DeNunzio


/s/ BARBARA H. FRANKLIN          Director                    June 28, 1995
- ---------------------
Barbara H. Franklin

/s/ JOSEPH M. HIXON
- ---------------------            Director                    June 28, 1995
Joseph M. Hixon

/s/ HAROLD A. MCINNES
- ---------------------            Director                    June 28, 1995
Harold A. McInnes

/s/ JOHN C. MORLEY
- ---------------------            Director                    June 28, 1995
John C. Morley


/s/ WALTER F. RAAB
- ---------------------            Director                    June 28, 1995
Walter F. Raab


/s/ PAUL G. SCHLOEMER            Director                    June 28, 1995
- ---------------------
Paul G. Schloemer


                                 Director                    June __, 1995
- ---------------------
Takeo Shiina

                               INDEX TO EXHIBITS

Exhibit
Number                                      Description                                    Page
- ------                                      -----------                                    ----
4.(a)      Shareholder Rights Plan adopted by the Board on October 25, 1989
           (incorporated by reference to Exhibit 4 of the Company's Quarterly Report on
           Form 10-Q for the three month period ended September 30, 1989).

4.(b)      Amendment Rights Agreement between the Company and Chemical Bank, as
           Rights Agent for the Shareholder Rights Plan, dated September 4, 1992
           (incorporated by reference to Exhibit 4-b of the Company's Annual Report on
           Form 10-K for the year ended December 31, 1992).

5.         Opinion of the General Legal Counsel of the Company, regarding the legality
           of the shares of common stock...............................................       1

15.        Not applicable.

23.(a)     Consent of Arthur Andersen LLP..............................................       2

23.(b)     The consent of the General Legal Counsel of the Company is included in that firm's opinion filed as Exhibit 5.

24. The power of attorney is contained on pages II-5 and II-6 of this Registration Statement.

28.        Not applicable.

29.        Not applicable.